UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


On January 29, 2003, Related Capital Company issued a press release reporting its financing activities. This press release also referenced a potential acquisition by Charter Municipal Mortgage Acceptance Company of Related Capital Company. A copy of this press release follows:



                Related Capital Reports 2002 Financing Activities

NEW YORK, NY - January 29, 2003 - Related Capital Company, one of the nation's premier multifamily financial services firms, and two publicly traded companies that it manages, Charter Municipal Mortgage Acceptance Company ("CharterMac",
AMEX: CHC) and American Mortgage Acceptance Company ("AMAC", AMEX: AMC), today announced their financing activities for 2002. During 2002, Related Capital, CharterMac, and AMAC combined provided over $2.0 billion in multifamily financing, comprised of $1.3 billion in debt and $778.7 million in equity.

Related Capital concluded the year with the announcement that it is to be acquired by CharterMac. The acquisition will create one of the largest, streamlined multifamily finance platforms in the nation. The acquisition is still subject to approval by CharterMac's common shareholders, as well as other customary closing conditions, and will be voted upon by CharterMac shareholders at a special shareholder meeting, subject to regulatory review of a proxy statement. It is anticipated that the acquisition will close in the second half of 2003.

Tax Credit Equity

Related Capital Company raised $778.7 million in equity in 2002 and made equity investments in 108 multifamily properties throughout the nation.

"We are exceptionally proud of Related Capital's investment activity in 2002," commented Marc D. Schnitzer, Managing Director of Related Capital Company. "During the course of the year we succeeded in welcoming several new investors to our multi-investor product line, and we established four new proprietary funds. In addition, we sponsored a new guaranteed fund in collaboration with CharterMac and Merrill Lynch Capital Services."

CharterMac

During 2002, CharterMac originated or acquired revenue bonds aggregating approximately $503 million, secured by over 9,500 units of multifamily housing. In addition, in 2002 PW Funding Inc., CharterMac's mortgage banking subsidiary, originated approximately $698.9 million of loans on behalf of Fannie Mae, Freddie Mac, and the Federal Housing Authority, as well as banks and insurance companies. As of December 31, 2002, PW Funding serviced a loan portfolio of $3.2 billion.

CharterMac accessed the equity capital markets four times during the course of 2002, issuing a total of approximately $180.2 million in common and preferred shares to retail and institutional investors.

"CharterMac achieved many major milestones in 2002, reaching our five-year anniversary as a public company and providing financing for over $1.2 billion of multifamily housing," commented Stuart Boesky, President and Chief Executive Officer of CharterMac and Senior Managing Director of Related Capital Company. "In addition, we continued to expand our business lines through our participation in the guaranteed tax credit fund."

AMAC

AMAC also achieved noteworthy milestones in 2002, having significantly expanded its asset base and accessed the equity markets for the first time since its inception. Over the 12 months ended December 31, 2002, AMAC originated five bridge, one construction, and one mezzanine loan representing approximately $17.6 million, acquired seven Ginnie Mae certificates totaling approximately $92.7 million, and provided three forward commitments totaling approximately $5.1 million. At December 31, 2002, AMAC had total assets of approximately $194 million, an approximate 90% increase over year-end 2001.

About Related Capital Company

Related Capital Company, a privately held general partnership, is one of the nation's leading full-service financial services providers for the multifamily housing industry, with a strong core focus on affordable housing. Formed in 1972 through a predecessor entity, Related Capital has amassed a superior track record with investors and multifamily developers, having provided debt (primarily through CharterMac and AMAC) and equity financing for over 1,300 properties located in 46 states, the District of Columbia, and Puerto Rico. Related Capital provides asset management and loan servicing to a loan and real estate portfolio valued at cost at over $18.7 billion. Related Capital and its affiliates have sponsored more than 260 public and private real estate investment programs in the form of REITs, trusts, and limited partnerships which have raised in excess of $6.0 billion in equity from over 107,000 institutional and retail investors.

Certain statements in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. With respect to the proposed acquisition of Related Capital Company by CharterMac, you should review the risk factors contained in CharterMac's public filings and in the proxy materials that will be filed and distributed to shareholders in connection with the approval of the proposed acquisition for a discussion of the risks related to the proposed acquisition and the ownership of CharterMac's common shares.

Important additional information will be filed with the SEC

CharterMac will be filing with the SEC and mailing to shareholders a proxy statement in connection with the proposed acquisition of Related Capital Company by CharterMac. Investors and security holders are urged to read the proxy statement because it will contain important information. The proxy statement and other documents filed by CharterMac with the SEC may be obtained when they become available free of charge at the SEC's website (http://www.sec.gov), or from CharterMac by contacting the Shareholder Services Department directly at
(800) 831-4826.

CharterMac, and its trustees and officers, and Related Capital Company, and its principals and officers, may be deemed to be "participants" in the solicitation of proxies from CharterMac shareholders in connection with the acquisition. These potential participants have interests in the acquisition, some of which could differ from those of CharterMac's shareholders generally. Information about the executive trustees and officers of CharterMac and Related Capital Company, including such individuals' ownership of CharterMac, is contained in CharterMac's Form 10-K for the year ended December 31, 2001, and in the proxy statement for CharterMac's 2002 annual meeting of shareholders, each of which is available at the SEC website listed above. Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the proxy statement when it becomes available.


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